UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2010

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-15571	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On March 19, 2010, the Georgia Department of Banking and Finance (the “Georgia Department”) closed Appalachian Community Bank (the “Bank”), which is a wholly owned commercial banking subsidiary of Appalachian Bancshares, Inc. (the “Company”), and the Federal Deposit Insurance Corporation (“FDIC”) was named as the receiver of the Bank. The Company’s principal assets are the capital stock it owns in the Bank and in Appalachian Community Bank, F.S.B., its wholly owned federally-chartered thrift subsidiary (the “Thrift”). As a result of the closure of the Bank, the Company has minimal remaining assets, which include its investment in the Thrift.

As the direct owner of all of the capital stock of the Bank, the Company would be entitled to the net recoveries, if any, following the liquidation or sale of the Bank or its assets by the FDIC. However, at this time, the Company does not believe that any recovery will be realized. Accordingly, the Company’s common stock is likely to be of no value.

While the banking operations of the Thrift were unaffected by the closure of the Bank, pursuant to Section 5(e) of the Federal Deposit Insurance Act, the Thrift, which is a commonly controlled institution with the Bank, may be assessed a cross guarantee liability for the losses incurred or reasonably anticipated by the FDIC in connection with the closing of the Bank. Any such cross guarantee liability assessed against the Thrift will be superior to any obligation to shareholders of the Thrift and any obligation or liability owed to any affiliate of the Thrift. On the other hand, any such cross guarantee liability will be junior in right and payment (except to the extent of obligations or liabilities to an affiliate of the Thrift) to any deposit liability, any secured obligation, and any other general or senior liability or any obligation subordinate to depositors or other general creditors. If such cross guarantee liability is assessed against the Thrift, we anticipate that the amount of the Thrift’s liabilities will exceed the amount of its assets and as a result the Company’s investment in the Thrift’s stock will likely be of no value, which would further impair the value, if any, of the Company’s common stock.

In connection with the closure of the Bank, the FDIC issued a press release, dated March 19, 2010, providing the following:

•

The FDIC entered into a purchase and assumption agreement with Community & Southern Bank, Carrollton, Georgia (“Community & Southern”) to assume all of the deposits of the Bank. Accordingly, all depositors of the Bank, including those with deposits in excess of the FDIC’s insurance limits, will automatically become depositors of Community & Southern for the full amount of their deposits, and they will continue to have uninterrupted access to their deposits. Deposits with Community & Southern will continue to be insured by the FDIC, so there is no need for customers to change their banking relationship to retain their deposit insurance.

•

The Bank’s ten offices reopened on Saturday, March 20, 2010, as branches of Community & Southern. However, for a period of time, customers of the Bank should continue to use the Bank’s office locations until Community & Southern can fully integrate the deposit records of the Bank.

•

The FDIC and Community & Southern entered into a loss-share transaction on $798.6 million of the Bank’s assets which provides for Community & Southern and the FDIC to share in the losses on the asset pools covered under the loss-share agreement.

•

Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s web site located at http://www.fdic.gov/bank/individual/failed/firstbank.html, or call the FDIC toll-free at (800) 823-3215.

A complete copy of the FDIC’s press release can be found on the Internet at www.fdic.gov.

As a result of the closure of the Bank, the amount of the Company’s liabilities exceeds the amount of the Company’s assets. Accordingly, the Company is currently evaluating the potential winding up of the Company, which may include the filing of a voluntary petition in the United States Bankruptcy Court, Northern District of Georgia (the “Court”), seeking relief under Chapter 7 of Title 11 of the United States Code.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 20, 2010, Appalachian Bancshares, Inc. (the “Company”) received notice (“Notice”) from The Park Avenue Bank (the “Lender”) that the Company is in default under the Loan and Stock Pledge Agreement, by and between the Company and the Lender, dated November 21, 2007, as amended by the First Amendment to Loan and Stock Pledge Agreement, dated November 21, 2008, the Second Amendment to Loan and Stock Pledge Agreement, dated November 21, 2008, the Third Amendment and Restatement of Loan and Stock Pledge Agreement dated July 30, 2009 (collectively, “Loan Agreement”), conveying to Lender a security title and security interest in all the issued and outstanding common stock in the Company’s wholly owned subsidiaries, Appalachian Community Bank (the “Bank”) and Appalachian Community Bank, F.S.B. (the “Thrift”), made in connection therewith the Promissory Note made by the Company to the order of Lender and dated November 21, 2007, as amended by the Modification of Promissory Note dated November 21, 2008, the Second Modification to Promissory Note dated May 21, 2009 and the Third Modification to Promissory Note dated July 30, 2009 (collectively, the “Note”).

The default is based upon the Company’s failure to be in compliance with certain of the negative covenants set forth in the Loan Agreement, pursuant to which the Company agreed, among other things, that so long as the Note is outstanding or the Loan Agreement in effect, it would not:

•	Permit the consolidated tangible capital for the Company and its subsidiaries at any time during the term of the Loan Agreement be less than $60,000,000;

•	Permit the Ratio of Tier 1 Capital to average total assets of the Company as of the end of any fiscal quarter be less than 7.0%; or

•	Permit the Total Risk Base Capital Ratio of the Company as of the end of any fiscal quarter to be less than 8.0% for the Bank and 10.0% for the Thrift.

The Notice demands immediate full payment of the principal and accrued interest. As of January 20, 2010, the Loan Agreement had an outstanding balance of $4,980,164.66, which represents the outstanding amount of principal and interest, which is due and payable under the Note.

The Notice also advised the Company that the Lender intends to enforce the provisions in the Note and the Loan Agreement relative to the payment of the Lender’s costs and attorney fees in addition to principal and interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

Dated: March 24, 2010	By:	/s/ Danny F. Dukes
		Name:	Danny F. Dukes
		Title:	Chief Financial Officer